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                                                                    EXHIBIT 11.1

                    STATEMENT REGARDING PER SHARE EARNINGS
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
                                         3 Months Ended       3 Months Ended       9 Months Ended       9 Months Ended
                                       September 30, 2000   September 30, 1999   September 30, 2000   September 30, 1999
Primary Earnings Per Share
--------------------------
Net income                                   $<1,145,961>           $<174,737>           $ 506,810          $ 1,150,985
Cumulative preferred dividends                  <256,251>            <214,613>            <760,437>            <283,321>
                                     -----------------------------------------------------------------------------------

Income for common shareholders               $<1,402,212>           $<389,350>           $<253,627>              867,664
                                             ============           ==========           ==========          ===========
Weighted average common shares                  7,822,191            7,822,191            7,822,191            7,822,191
                                             ============           ==========           ==========          ===========
Primary earnings per share                   $       (.18)          $     (.05)          $     (.03)         $       .11
                                             ============           ==========           ==========          ===========

Diluted Earnings Per Share
--------------------------

Net income                                   $        N/A           $      N/A           $      N/A          $ 1,150,985
Cumulative preferred dividends                        -0-                  -0-                  -0-                  -0-
                                     -----------------------------------------------------------------------------------
                                                      N/A                  N/A                  N/A            1,150,985
                                             ============           ==========           ==========          ===========

Weighted average common shares                        N/A                  N/A                  N/A            7,822,191
Effect of stock options                                --                   --                   --                   --
Assumed conversion of cumulative
   Preferred stock                                    N/A                  N/A                  N/A           14,044,596
                                     -----------------------------------------------------------------------------------
                                                      N/A                  N/A                  N/A           21,866,787
                                             ============           ==========           ==========          ===========
Diluted earnings per share                   $       (.18)          $     (.05)          $     (.03)         $       .05
                                             ============           ==========           ==========          ===========
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